May 4, 2016

Energy Fuels Inc.
80 Richmond Street West, 18th Floor
Toronto, Ontario
Canada M5H 2A4

Dear Sirs/Mesdames:

Re:	Energy Fuels Inc. – Registration Statement on Form S-3

We have acted as Ontario counsel to Energy Fuels Inc. (the “Corporation”) in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) under the United States Securities Act of 1933, as amended, relating to the potential issuance and sale by the Corporation of (i) up to an aggregate of US$100 million of securities of the Corporation (collectively, the “Securities”) pursuant to one or more prospectus supplements (each a “Prospectus Supplement”) to the Registration Statement to be filed by the Corporation from time to time and (ii) up to 2,515,624 common shares (the “Warrant Shares”) that are issuable upon the exercise of 2,515,624 warrants (each, a “Warrant”) at an exercise price of US$3.20 per share. The Warrants were issued by the Corporation on March 14, 2016 pursuant to a warrant indenture dated March 14, 2016, as amended by a first supplemental indenture on April 14, 2016 among the Corporation, CST Trust Company and American Stock Transfer & Trust Company, LLC (as so amended, the “Warrant Indenture”).

The Securities of the Corporation which may be offered under the Registration Statement include the following:

•	common shares (“Shares”),
•	preferred shares (“Preferred Shares”),
•	warrants to purchase Shares or Preferred Shares (the “Warrants”) which may be issued under a warrant indenture to be entered into with a warrant agent to be selected by the Corporation,
•	rights to purchase Shares or other securities of the Corporation (“Rights”),
•

subscription receipts for Shares, Preferred Shares, warrants or any combination thereof (“Subscription Receipts”) which may be issued under a subscription receipt indenture to be entered into with an agent or trustee to be selected by the Corporation,

•

debt securities, which may or may not be convertible into Shares, (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.8 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”), or

•	units comprised of any combination of Shares, Preferred Shares, Warrants, Rights, Subscription Receipts or Debt Securities (“Units”),

We have examined originals or copies, certified or otherwise to our satisfaction of such documents and considered such questions of law as we considered necessary as a basis for our opinion, including the Registration Statement and resolutions of the board of directors of the Corporation approving the filing of the Registration Statement and the issuance of the Securities. In all such examinations, we have assumed (i) the genuineness of all signatures, the legal capacity of all individuals signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, whether facsimile, photostatic, electronic, certified or otherwise, and (ii) the truthfulness of all facts set forth in the public records and in certificates of public officials.

We have also assumed that in connection with any Warrant Shares issued under the Registration Statement:

(i)     each party to the Warrant Indenture, other than the Corporation:

1)	is duly incorporated, organized and in existence under the laws of its jurisdiction of incorporation, organization or formation;
2)	has the necessary status, power, capacity and authority to enter into the Warrant Indenture to which it is party and to perform its obligations thereunder; and
3)	has duly authorized, executed and delivered the Warrant Indenture to which it is party; and

(ii)     the Warrant Indenture constitutes a legal, valid and binding obligation of each party thereto (other than the Corporation), enforceable against each such party in accordance with its terms.

We have also assumed that in connection with any Securities issued under the Registration Statement, (i) all required filings relating to, and any approvals for, the Registration Statement, any Prospectus Supplement or any related document, has been made and received prior to the issuance of any such Securities, (ii) any applicable agreement, including the Indenture, any warrant indenture, any subscription receipt indenture and any note purchase agreement, underwriting agreement or similar document (collectively “Applicable Agreements”), has been, or will be prior to the time of the issuance of the applicable Security, duly authorized, executed and delivered by the Corporation and any other party thereto and is enforceable against each such party thereto, and neither the execution and delivery of any such document by any party thereto nor the performance by any party of its obligations thereunder do, or will, violate or conflict with any applicable laws or the constating documents of such party or an requirement or restriction imposed by an court or government body having jurisdiction over such party. We have assumed that any Applicable Agreement entered into will be governed by the laws of the state of New York.

With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the constating documents of the Corporation, a duly passed resolution of the directors of the Corporation relating to the Securities of such particular series or issuance, the laws of the jurisdiction of incorporation of the Corporation. the laws of the jurisdiction governing the Applicable Agreement and any Applicable Agreement; (ii) the Securities will be duly authorized, executed, issued and delivered by the Corporation and, in the case of the Warrants, Rights, Units, Subscription Receipts and Debt Securities, duly authenticated or delivered by the applicable trustee or agent, as applicable and in each case, against payment by the purchaser of the agree-upon consideration, and (iii) the Securities will be issued and delivered as contemplated by Registration Statement, the applicable Prospectus Supplement and any Applicable Agreement.

Our opinion herein is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein now in effect.

Based on and subject to the foregoing assumptions and qualifications we are of the opinion that:

1.

The Warrant Shares, when issued upon exercise of the Warrants in accordance with their terms, including payment of the exercise price therefor, will be legally issued, fully paid and non-assessable Shares.

2.

Upon the due authorization by the Corporation of the issuance of any Shares, or upon conversion or exercise of any other Securities that are convertible or exercisable into Shares, in each case in accordance with their terms, including receipt by the Corporation of payment in full for the Shares, such Shares will be legally issued, fully paid and non-assessable Shares.

3.

Upon the due authorization by the Corporation of the issuance of any Preferred Shares, or upon conversion or exercise of any other Securities that are convertible or exercisable into Preferred Shares, in each case in accordance with their terms, including receipt by the Corporation of payment in full for the Preferred Shares, such Preferred Shares will be legally issued, fully paid and non-assessable Preferred Shares.

4.

Upon the due authorization by the Corporation of the specific terms of a particular issuance of any Rights and upon the Applicable Agreement relating to the Rights being duly executed and delivered and the Rights being duly executed, authenticated, issued and delivered, as the case may be and in each case in accordance with their terms, including receipt by the Corporation of payment in full for the Rights, such Rights will be legally issued as securities of the Corporation.

5.

Upon the due authorization by the Corporation of the specific terms of a particular issuance of any Warrants and upon the Applicable Agreement relating to the Warrants being duly executed and delivered and the Warrants being duly executed, authenticated, issued and delivered, as the case may be and in each case in accordance with their terms, including receipt by the Corporation of payment in full for the Warrants, such Warrants will be legally issued as securities of the Corporation.

6.

Upon the due authorization by the Corporation of the specific terms of a particular issuance of any Subscription Receipts and upon the Applicable Agreement relating to the Subscription Receipts being duly executed and delivered and the Subscription Receipts being duly executed, authenticated, issued and delivered, as the case may be and in each case in accordance with their terms, including receipt by the Corporation of payment in full for the Subscription Receipts, such Subscription Receipts will be legally issued as securities of the Corporation.

7.

Upon the due authorization by the Corporation of the specific terms of a particular issuance of any Debt Securities and upon the Applicable Agreement relating to the Debt Securities being duly executed and delivered (including any supplement to the Indenture) and the Debt Securities being duly executed, authenticated, issued and delivered, as the case may be and in each case in accordance with their terms, including receipt by the Corporation of payment in full for the Debt Securities, such Debt Securities will be legally issued as securities of the Corporation.

8.

Upon the due authorization by the Corporation of the specific terms of a particular issuance of any Units and upon the Applicable Agreement relating to the Units being duly executed and delivered and the Units being duly executed, authenticated, issued and delivered, as the case may be and in each case in accordance with their terms, including receipt by the Corporation of payment in full for the Units, such Units will be legally issued as securities of the Corporation.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

Borden Ladner Gervais LLP